Exhibit 14.1

[Ernst & Young Letterhead]

CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements on Form S-8 (333-111725 and 333-109693) pertaining to the Flamel Technologies S.A. Stock Option Plans of our report dated April 7, 2004, with respect to the consolidated financial statements of Flamel Technologies S.A included in its annual report (Form 20-F) for the year ended December 31, 2003, filed with the Securities and Exchange Commission.

Lyon, France
April 21, 2004

Ernst & Young Audit

/s/ Jean-Luc Desplat

Jean-Luc Desplat